POWER OF ATTORNEY


The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to BlackRock High Income Shares, a Massachusetts business trust, hereby authorizes, designates and appoints Robert P. Connolly, Vincent B. Tritto and Bartholomew A. Battista, and each of them, to act severally as attorneys-in-fact to execute and file statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange Commission, as required by the 1934 Act and the Investment Company Act of 1940 and the rules thereunder, and to take such other actions as such attorneys-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorneys-in-fact have taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 1st day of March, 2005.


                                             By:   /s/ Robert S. Kapito
                                                  -------------------------
                                                  Robert S. Kapito